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Exhibit 99.1

       CAUTIONARY STATEMENT FOR PURPOSES OF THE SAFE HARBOR PROVISIONS OF
              THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

         Starwood Lodging Trust (the "Trust") and Starwood Lodging Corporation (the "Corporation" and, with the Trust, the "Company") have filed this Current Report on Form 8-K to take advantage of the new "safe harbor" provisions with respect to forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.

         The Company wishes to caution readers that the following important factors, among others, could affect the Company's actual results, and could cause those results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Many of these factors have been discussed in the Company's prior filings with the Securities and Exchange Commission.

         All references to the Company in this Form 8-K include the Trust and the Corporation and those entities respectively owned or controlled by the Trust or the Corporation, including SLT Realty Limited Partnership (the "Realty Partnership") and SLC Operating Limited Partnership (the "Operating Partnership" and, with the Realty Partnership, the "Partnerships").

GENERAL FACTORS AFFECTING INVESTMENTS IN THE HOTEL INDUSTRY

         Operating Risks. The properties of the Company are subject to all operating risks common to the hotel industry. These risks include: changes in general economic conditions; the level of demand for rooms and related services; cyclical over-building in the hotel industry; restrictive changes in zoning and similar land use laws and regulations or in health, safety and environmental laws, rules and regulations; the inability to secure property and liability insurance to fully protect against all losses or to obtain such insurance at reasonable rates; and changes in travel patterns. In addition, the hotel industry is highly competitive. The properties of the Company compete with other hotel properties in their geographic markets. However, some of the Company's competitors may have substantially greater marketing and financial resources than the Company.

         The Company may compete for acquisition opportunities with entities which have substantially greater financial resources than the Company. These entities may generally be able to accept more risk than the Company can prudently manage. Competition may generally reduce the number of suitable investment opportunities offered to the Company and increase the bargaining power of property owners seeking to sell. Further, management believes that it will face competition for acquisition opportunities from entities organized for purposes substantially similar to the objectives of the Company.

         Franchise Agreement Risks. The majority of the Company's hotels were operated pursuant to existing franchise or license agreements (the "Franchise Agreements"). Franchise agreements generally contain specific standards for, and restrictions and limitations on, the operation and maintenance of a hotel property in order to maintain uniformity in the system created by the franchisor. In addition, compliance with such standards could require a franchisee to incur significant expenses or capital expenditures. Certain of the Franchise Agreements require the Company to obtain the consent of the franchisor to certain matters, including certain securities offerings.

         Seasonality of Hotel Business. The hotel industry is seasonal in nature. Generally, hotel revenues are greater in the second and third quarters than in the first and fourth quarters. As a result, the Trust may be required from time to time to borrow to provide funds necessary to make quarterly distributions.

         Regulation of Gaming Operations. The Company's casino gaming facilities located in Las Vegas, Nevada are subject to extensive licensing and regulatory control by the Nevada Gaming Commission (the "Nevada Commission") and other Nevada authorities. These regulatory authorities have broad powers with respect to the
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licensing of gaming operations, and may revoke, suspend, condition or limit the gaming approvals and licenses of the Corporation and its gaming subsidiary, impose substantial fines and take other actions, any of which could have a material adverse effect on the Corporation's business and the going concern value of the Trust's hotel/casinos. Directors, officers and certain key employees of the Corporation and its gaming subsidiary are subject to licensing or suitability determinations by the Nevada Commission and local gaming authorities. If the Nevada Commission were to find a person occupying any such position unsuitable, the Corporation would be required to sever its relationship with that person.


REAL ESTATE INVESTMENT RISKS

         General Risks. Real property investments are subject to varying degrees of risk. The investment returns available from equity investments in real estate depend in large part on the amount of income earned and capital appreciation generated by the related properties as well as the expenses incurred. If the properties of the Company do not generate revenue sufficient to meet operating expenses, including debt service and capital expenditures, the income of the Company and its ability to make distributions to its shareholders will be adversely affected. In addition, income from properties and real estate values are also affected by a variety of other factors, such as governmental regulations and applicable laws (including real estate, zoning and tax laws), interest rate levels and the availability of financing. In addition, equity real estate investments, such as the investments held by the Company and any additional properties that may be acquired by the Company, are relatively illiquid.

         Possible Liability Relating to Environmental Matters. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may become liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The presence of hazardous or toxic substances, or the failure properly to remediate such substances when present, may adversely affect the owner's ability to sell or rent such real property or to borrow using such real property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic wastes may be liable for the costs of removal or remediation of such wastes at the disposal or treatment facility, regardless of whether such facility is owned or operated by such person. Other federal, state and local laws, ordinances and regulations require abatement or removal of certain asbestos-containing materials in the event of demolition or certain renovations or remodeling and govern emissions of and exposure to asbestos fibers in the air. The operation and subsequent removal of certain underground storage tanks also are regulated by federal and state laws. Future remediation costs are not expected to have a material adverse effect on the Company's results of operations or financial position and compliance with environmental laws has not had and is not expected to have a material effect on the capital expenditures, earnings or competitive position of the Company.


RISKS OF DEBT FINANCING

         As a result of incurring debt, the Company is subject to the risks normally associated with debt financing, including the risk that cash flow from operations will be insufficient to meet required payments of principal and interest. A majority of the hotels are mortgaged to secure payment of certain of this indebtedness, and if the mortgage payments cannot be made, a loss could be sustained as a result of a foreclosure by the mortgagee.

         The Company currently maintains floating rate indebtedness, and may utilize floating rate financing in future transactions. Increases in these interest rates could adversely affect the Company's FFO and adversely impact its ability to meet its debt service.

         The Company is obligated to repay certain of this indebtedness in the near future when it matures. Although the Company anticipates that it will be able to repay or refinance such indebtedness and any other indebtedness, there can be no assurance that it will be able to do so or that the terms of such refinancings will be favorable to the Company.

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